UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission
    Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                              TCSI Corporation
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:
          2)   Form, schedule or registration statement no.:
          3)   Filing party:
          4)   Date filed:

                                TCSI Corporation
                           1080 Marina Village Parkway
                            Alameda, California 94501

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 10, 2001

TO OUR SHAREHOLDERS:

You are cordially invited to the Annual Meeting of Shareholders of TCSI Corporation (the "Company") which will be held at 3:00 p.m. (local time) on Thursday, May 10, 2001 at the Company's principal corporate offices at 1080 Marina Village Parkway, Alameda, California 94501, for the following purposes as described in the accompanying Proxy Statement:

     1.  To elect five (5) directors to the Board of Directors;

     2.  To approve the adoption of the 2001 Stock Incentive Plan;

     3. To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the year ending December 31, 2001; and

     4. To transact such other business as may properly come before the meeting or any adjournments thereof.

Shareholders of record at the close of business on March 16, 2001 are entitled to notice of, and to vote at the meeting or any adjournments thereof.

Your vote is important to the Company. Please complete, sign, date, and return the enclosed proxy card in the enclosed, postage-paid envelope. If you attend the meeting and wish to vote in person, you may withdraw your proxy and vote your shares in person.

                                           Sincerely,

                                           /s/Yasushi Furukawa
                                           -------------------
                                           Yasushi Furukawa
                                           President and Chief Executive Officer

April 4, 2001

                                TCSI CORPORATION
                                 PROXY STATEMENT

                               GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company, for use at the 2001 Annual Meeting of Shareholders ("Annual Meeting") to be held at 3:00 p.m. (local time) on Thursday, May 10, 2001, at 1080 Marina Village Parkway, Alameda, California 94501, the Company's principal corporate offices.

This Proxy Statement and form of proxy were first sent to Shareholders on or about April 4, 2001.

Each shareholder of record of Common Stock of the Company ("Common Stock") on March 16, 2001 ("Record Date") is entitled to vote at the Annual Meeting and will have one vote for each share of Common Stock held at the close of business on the Record Date. A majority of the shares entitled to vote will constitute a quorum. On March 16, 2001, there were 23,205,534 shares of Common Stock outstanding.

Shareholders unable to attend the Annual Meeting may vote by proxy. The proxies will vote such shares according to your instructions. If a shareholder returns a properly signed and dated proxy card but does not mark a choice on one or more items, such shareholder's shares will be voted in accordance with the recommendations of the Board of Directors as set forth in this Proxy Statement. The proxy card gives authority to the proxies to vote shares at their discretion on any other matter presented at the Annual Meeting.

Shareholders may revoke proxies at any time prior to voting at the Annual Meeting by delivering written notice to the Secretary of the Company, by submitting a subsequently dated proxy, or by attending the meeting and voting in person at the meeting. Under applicable state law and the bylaws of the Company, a quorum is required for the matters to be acted upon at the Annual Meeting. A quorum is defined as a majority of the shares entitled to vote, represented in person or by proxy, at the meeting. To pass, each matter submitted to a vote, except the election of directors, must be approved by a majority of the shares represented and voting in person or by proxy at the meeting. Shares represented by proxies which are marked "abstain" or in a manner so as to deny discretionary authority on any matter will be counted as shares present for purposes of determining the presence of a quorum; such shares will also be counted as shares present and entitled to vote, which will have the same effect as a vote against any matter other than election of directors. Proxies relating to "street name" shares which are not voted by brokers on one or more matters will not be treated as shares present for purposes of determining the presence of a quorum unless they are voted by the broker on at least one matter. Such non-voted shares will not be treated as shares represented at this meeting as to any matter for which non-vote is indicated on the broker's proxy. Director nominees must receive a plurality of the votes cast at the meeting, which means that a vote withheld will not affect the outcome of the election.

The Company will bear the cost of preparing, handling, printing, and mailing this Proxy Statement, the accompanying proxy card, and any additional material which may be furnished to shareholders, and the actual expense incurred by brokerage houses, fiduciaries, and custodians in forwarding such materials to beneficial owners of Common Stock held in their names. The solicitation of proxies will be made by the use of the mails and through direct communication with certain shareholders or their representatives by officers, directors, or employees of the Company who will receive no additional compensation therefor.

                        PROPOSAL 1: ELECTION OF DIRECTORS

At the Annual Meeting, five directors of the Company are to be elected to serve until the next annual meeting or until their respective successors are elected or appointed. The authorized number of directors of the Company has been fixed at five by the Board of Directors.

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the four nominees of the Board of Directors named below. In the event that any nominee of the Company is unable to or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them FOR the remaining nominees and such proxies may be voted for the election of a substitute nominee recommended by the Board of Directors.

Name                               Age         Title                       Director Since
----                               ---         -----                       --------------
John C. Bolger                     54          Chairman of the Board            1992
Norman E. Friedmann, Ph.D.         72          Director                         1998
Yasushi Furukawa                   37          Director                         2000
Donald Green                       69          Director                         1998
William A. Hasler                  59          Director                         1993


Except as set forth below, each of the directors has been engaged in the principal occupation described below. There are no family relationships among any of our directors or executive officers.

John C. Bolger was appointed Chairman of the Board in February 1998 and has been a member of the Board of Directors since July 1992. Mr. Bolger, now a private investor, served as Vice President, Finance and Administration, and Secretary of Cisco Systems, Inc. from 1989 until his retirement in 1992. Mr. Bolger is also a member of the Board of Directors for Sanmina Corporation, Mission West Properties, Inc., Integrated Device Technology, Inc., JNI Corporation, and Wind River Systems, Inc.

Norman E. Friedmann became a member of the Board of Directors in February 1998. In December 1999, he was appointed acting President and Chief Executive Officer of the Company until August 2000. He has served as a management consultant to the Company for the past three years. Dr. Friedmann currently manages Friedmann Enterprises, and previously served as Executive Vice President and Chief Operating Officer of Herbalife International, Inc. from 1992 until his retirement in 1995. Dr. Friedmann founded and managed Friedmann Enterprises from 1990 to 1992, he served as President, Chief Executive Officer, and member of the Board of Directors of Daisy Systems from 1987 to 1989, and he also founded and served as President, Chief Executive Officer and Chairman of the Board of Cordura Corporation from 1965 to 1987.

Yasushi Furukawa joined TCSI as President and Chief Executive Officer in August 2000. Mr. Furukawa became a member of the Board of Directors in August 2000. Prior to joining TCSI, Mr. Furukawa was President, Chief Executive Officer and Founder of USAsiaCom, Inc. From 1989 to 1996, Mr. Furukawa was Executive Vice President of JBTV International, Inc. Mr. Furukawa holds a Bachelor of Arts degree in Communications from Nihon University.

Donald Green became a member of the Board of Directors in August 1998. Mr. Green is the Chairman of the Board and Co-Founder of Advanced Fibre Communications ("AFC"). From May 1992 to June 1997, Mr. Green was the Chief Executive Officer of AFC. Mr. Green founded Optilink Corporation in 1987, where he was President and Chief Executive Officer until its acquisition by DSC Communications Corporation ("DSC") in 1990. Following the acquisition, Mr. Green became Vice President and General Manager of the Access Products division of DSC. Mr. Green is also a member of the Board of Directors for Cosine, Turin Networks, Cierra Photonics, Network Photonics and Nextnet.

William A. Hasler became a member of the Board of Directors in May 1993. In 1998, Mr. Hasler was appointed Co-Chief Executive Officer of Aphton Corporation. Mr. Hasler was the Dean of the Walter Haas School of Business at the University of California at Berkeley from 1991 to 1998. Mr. Hasler joined the firm of KPMG Peat Marwick in 1972 and served in various executive positions and as a member of the Board of Directors. Mr. Hasler also serves on the Board of Governors of the Pacific Stock Exchange and the Board of Directors for Aphton Corporation, Solectron Corporation, TENERA, Inc. and Walker Interactive Systems.

                    MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF
                            THE NOMINEES LISTED ABOVE

PROPOSAL 2: APPROVAL OF THE ADOPTION OF THE 2001 STOCK INCENTIVE PLAN

The Company's shareholders are asked to vote on the proposed adoption of the Company's 2001 Stock Incentive Plan (the "2001 Stock Incentive Plan"). The 2001 Stock Incentive Plan provides for the issuance of stock options initially covering up to 2,500,000 shares of Common Stock of the Company. The Board has concluded that the proposed adoption is in the best interests of the Company and its shareholders. The adoption of the 2001 Stock Incentive Plan will enable the Company to grant options and other awards as needed to retain talented employees and to attract talented new employees. The Board of Directors believes that the Company's long term success is dependent upon the ability of the Company to attract and retain highly qualified individuals who, by virtue of their ability and qualifications, make important contributions to the Company.

A general description of the principal terms of the 2001 Stock Incentive Plan is set forth below. However, the summary does not purport to be a complete description of all of the provisions of the 2001 Stock Incentive Plan. REFER TO EXHIBIT A FOR THE COMPLETE PROVISIONS OF THE 2001 STOCK INCENTIVE PLAN.

The Board has unanimously approved the adoption of the 2001 Stock Incentive Plan and unanimously recommends that holders of shares of the Company's Common Stock vote FOR approval of such proposal.

General Description

The 2001 Stock Incentive Plan was approved by the Board of Directors prior to the Annual Meeting. The purposes of the 2001 Stock Incentive Plan are to give the Company's employees and others who perform substantial services to the Company an incentive, through ownership of the Company's Common Stock, to continue in service to the Company, and to help the Company compete effectively with other enterprises for the services of qualified individuals.

Initially, 2,500,000 shares of Common Stock are reserved for issuance under the 2001 Stock Incentive Plan. The number of shares initially reserved will be increased by the number of shares reserved under our 1991 Stock Incentive Plan and available for grant on the date the 2001 Stock Incentive Plan was approved by the Board of Directors, and represented by awards under the 1991 Stock Incentive Plan that are forfeited, expire or are cancelled following the adoption of the 2001 Stock Incentive Plan. Commencing on the first day of the Company's fiscal year beginning in 2002, the number of shares of Common Stock reserved for issuance under the 2001 Stock Incentive Plan will be increased annually by 750,000.

Terms. The 2001 Stock Incentive Plan permits the grant of "incentive stock options" ("ISOs") within the meaning of Section 422 of the Code only to employees of the Company or any parent or subsidiary corporation of the Company. Non-qualified stock options ("NSOs") and other awards may be granted to employees, directors and consultants. The 2001 Stock Incentive Plan authorizes the Administrator to select the employees, directors and consultants of the Company to whom ISOs, NSOs and other awards (collectively "Awards") may be granted and to determine the terms and conditions of any Award; however, the term of an Award may not be for more than 10 years (or 5 years in the case of ISOs granted to any grantee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary corporation of the Company). Additionally, in no event may any participant in the 2001 Stock Incentive Plan be granted stock options for more than 750,000 shares in any fiscal year. Under the 2001 Stock Incentive Plan, Awards may be granted to such employees, directors or consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

The 2001 Stock Incentive Plan authorizes the Administrator to grant ISOs at an exercise price of not less than 100% (or 110%, in the case of ISOs granted to any grantee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary corporation of the Company) of the fair market value of the Common Stock on the date the option is granted. The exercise price of NSOs shall not be less than 85% of the fair market value. The exercise price of Awards intended to qualify as performance-based compensation for purposes of Code Section 162(m) shall not be less than 100% of the fair market value. The exercise price is generally payable in cash or, in certain circumstances, with such documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of an Award and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or with shares of Common Stock. The aggregate fair market value of the Common Stock with respect to any ISOs that are exercisable for the first time by an eligible employee in any calendar year may not exceed $100,000.

The Awards may be granted  subject to  vesting  schedules  and  restrictions  on transfer and repurchase or forfeiture rights in favor of the Company as specified in the agreements to be issued under the 2001 Stock Incentive Plan. In the event of a Corporate Transaction, as defined in the 2001 Stock Incentive Plan, each outstanding Award shall become fully vested and exercisable unless the Award is assumed by the successor company or its parent or is replaced with a comparable Award. Effective upon the consummation of the Corporate Transaction, as defined in the 2001 Stock Incentive Plan, all outstanding Awards under the 2001 Stock Incentive Plan will terminate unless assumed by the successor company or its parent. In the event of a Related Entity Disposition, as defined in the 2001 Stock Incentive Plan, each Award of a grantee employed by the affected Related Entity shall become fully vested and exercisable unless the Award is assumed by the successor company or its parent or is replaced with a comparable Award. In the event of a Change in Control (other than a Change in Control which is also a Corporate Transaction), as defined in the 2001 Stock Incentive Plan, all outstanding Awards under the 2001 Stock Incentive Plan shall become fully vested and exercisable.

Under the 2001 Stock Incentive Plan, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the grantee only by the grantee. However, the 2001 Stock Incentive Plan permits the designation of beneficiaries by holders of ISOs.

In the event a participant in the 2001 Stock Incentive Plan terminates employment, or is terminated by us for any reason, other than death, Disability or Retirement, as defined in the 2001 Stock Incentive Plan, any options which have become exercisable prior to the time of termination shall remain exercisable for three months from the date of termination. If termination was caused by death, Disability or Retirement, any options which have become exercisable prior to the time of termination shall remain exercisable for twelve months from the date of termination

Under the 2001 Stock Incentive Plan, the Administrator may establish one or more programs under the 2001 Stock Incentive Plan to permit selected grantees the opportunity to elect to defer receipt of consideration payable under an Award. The Administrator also may establish under the 2001 Stock Incentive Plan separate programs for the grant of particular forms of Awards to one or more classes of grantees.

Administration. The 2001 Stock Incentive Plan is administered, with respect to grants to directors, officers, consultants, and other employees, by the Administrator of the 2001 Stock Incentive Plan, defined as the Board or a committee designated by the Board. The committee is constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"). With respect to Awards subject to the Internal Revenue Code (the "Code") Section 162(m), the committee will be comprised solely of two or more "outside directors" as defined under Code Section 162(m) and applicable tax regulations. For grants of Awards to individuals not subject to Rule 16b-3 and Code Section 162(m), the Board of Directors may authorize one or more officers to grant such Awards.

Amendment and Termination. The Board may at any time amend, suspend or terminate the 2001 Stock Incentive Plan. To the extent necessary to comply with applicable provisions of Federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein, the Company will obtain shareholder approval of any amendment to the 2001 Stock Incentive Plan in such a manner and to such a degree as required. The 2001 Stock Incentive Plan will terminate in May, 2011 unless previously terminated by the Board of Directors.

Certain Federal Tax Consequences

The grant of a NSO under the 2001 Stock Incentive Plan will not result in any Federal income tax consequences to the optionee or to the Company. Upon exercise of an NSO, the optionee is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for Federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the optionee. Any gain or loss on the optionee's subsequent disposition of the shares of Common Stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

The grant of an ISO under the 2001 Stock Incentive Plan will not result in any Federal income tax consequences to the optionee or to the Company. An optionee recognizes no Federal taxable income upon exercising an ISO (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the optionee has held the shares of Common Stock. If the optionee does not dispose of the shares within two years after the ISO was granted, nor within one year after the ISO was exercised, the optionee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

If the optionee fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a "disqualifying disposition"). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price, or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the optionee.

The "spread" under an ISO -- i.e., the difference between the fair market value of the shares at exercise and the exercise price -- is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax.

The foregoing is only a summary of the current effect of Federal income taxation upon the grantee and the Company with respect to the shares purchased under the 2001 Stock Incentive Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a grantee's death or the income tax laws of any municipality, state or foreign country to which the grantee may be subject.

Amended Plan Benefits

As of the date of this Proxy Statement, no executive officer, director and no associates of any executive office or director, has been granted any options under the 2001 Stock Incentive Plan. The benefits to be received pursuant to the 2001 Stock Incentive Plan by the Company's executive officers, directors and employees are not determinable at this time.

Plan Adoption

To attract and retain talented employees, it is proposed that the 2001 Stock Incentive Plan be adopted.

Vote Required

The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present or represented at the Annual Meeting is required to approve the adoption of the 2001 Stock Incentive Plan.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE
              PROPOSED ADOPTION OF THE 2001 STOCK INCENTIVE PLAN.
     AN ABSTENTION WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL.


         PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has appointed Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 2001. If the shareholders fail to ratify the appointment, the Board of Directors will reconsider whether or not to retain that firm. Ernst & Young LLP or its predecessor has audited the Company's financial statements since 1987. Representatives of Ernst & Young LLP are expected to be at the Annual Meeting. These representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. For the year ended December 31, 2000, the Company paid Ernst & Young LLP $322,978 for the following services: $120,000 for the 1999 annual audit, $36,000 for each of the three year 2000 quarterly reviews, $40,000 for year 1999 return preparation tax services, and approximately $55,000 related to advisory and consultation fees.

              MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

              BOARD MEETINGS, COMMITTEES AND DIRECTOR COMPENSATION

The Board of Directors (the "Board") held seven (one of them a special telephonic meeting) meetings during 2000. Each Board member attended all meetings of the Board of Directors and of the committees of the Board on which he served, with the exception of Mr. Green who was absent from one meeting in 2000. Messrs. Messerschmitt and Wagner were each absent from more than one meeting during 2000. Messrs. Messerschmitt and Wagner resigned from their positions with the Board prior to the May 11, 2000 Board of Directors meeting.

Among the standing committees of the Board of Directors of the Company are the Compensation Committee, the Audit Committee and the Administrative Committee of the Company's 1991 Stock Incentive Plan ("Administrative Committee"). The Board of Directors does not have a Nominating Committee. Selection of nominees for the Company's Board of Directors is made by the entire Board of Directors.

The Compensation Committee is currently comprised of two non-employee directors:
Norman E. Friedmann and William A. Hasler. The Compensation Committee is responsible for establishing and reviewing annually the compensation levels of executive officers of the Company and reviewing recommendations made by Company management concerning salaries and incentive compensation for employees of the Company. The Compensation Committee met twice in 2000.

The Audit Committee is comprised of three members: John C. Bolger, Donald Green and William A. Hasler. The Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent accountants and recommends the appointment of independent accountants to the Board of Directors. See Proposal 3. The Audit Committee met twice in 2000. The Audit Committee is governed by a formal written charter. A copy of the Audit Committee Charter is filed within the Proxy Statement, and is referenced as Exhibit B. In accordance with the requirements of Item 306 of Regulation S-K and Item 7 (e) (3) of
Schedule 14A, the following is the Report of the Audit Committee:

                             Audit Committee Report

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited consolidated financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board.

The committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The committee held two meetings with the independent auditors during fiscal December 31, 2000.

In reliance on the reviews and discussion referred to above, the committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The committee and the Board have also recommended, subject to shareholder approval, the selection of the company's independent auditors.

                                       Audit Committee
                                       John Bolger, Audit Committee Chair
                                       William A. Hasler, Audit Committee Member
                                       Donald Green, Audit Committee Member

The Administrative Committee has been comprised of two members during most of 2000, as follows: Norman Friedmann and Arthur Wilder served from January 13, 2000 to October 23, 2000; Yasushi Furukawa and Ellen Ahearn were appointed to the Administrative Committee at the October 23, 2000 Board meeting. In March 2001, Ellen Ahearn resigned her position as Vice President - Finance and Administration and Kenneth Elmer was hired as Chief Financial Officer, Secretary, and Treasurer. Mr. Kenneth Elmer will be appointed to the Administrative Committee at a future Board of Directors meeting.

Directors who are not employees of the Company received a fee of $1,000 per meeting of the Board or committee of the Board attended in 2000, plus reimbursement of expenses incurred in attending such meetings. If the Board of Directors meeting and a committee meeting occur on the same day, directors who attend both meetings receive only one fee. During 2000, each non-employee director also received a quarterly retainer fee of $2,500.

Under the 1994 Outside Directors Stock Option Plan (as amended in May 1998), each eligible director is granted options to purchase 20,000 shares upon appointment or election to the Board of Directors. Each year, eligible directors are granted options to purchase additional 5,000 shares. Prior to the May 1998 amendment, each eligible director was granted options to purchase 31,500 shares upon appointment or election to the Board of Directors; each year, each eligible director was granted options to purchase additional 6,000 shares. Options vest monthly over a three-year period.

                 SECURITY OWNERSHIP OF DIRECTORS, OFFICERS, AND
                             PRINCIPAL SHAREHOLDERS

The following table sets forth information as of January 17, 2001 concerning ownership of Common Stock by each director, each nominee, and the Named Executive Officers (as defined below), all director nominees and Named Executive Officers as a group, and the only persons known by the Company to own 5% or more of the outstanding shares of its Common Stock. Unless otherwise noted, the listed persons have sole voting and dispositive powers with respect to the shares shown as beneficially owned, subject to community property laws if applicable. Unless otherwise noted, the address for each listed Shareholder is c/o TCSI Corporation, 1080 Marina Village Parkway, Alameda, CA 94501.

                                                                                        Amount and Nature of Beneficial
                                                                                                   Ownership(6)
                                                                                     -----------------------------------
                       Name                                                            Number                    Percent
------------------------------------------------------                               ---------                  --------
Beneficial Owners and Management
State of Wisconsin Investment Board (1)
     P.O. Box 7842
     Madison, WI  53707                                                              3,134,600                    13.54

Intrinsic Value Asset Management, Inc. (2)
     29229 Heathercliff Road, Suite 5
     Malibu, CA  90265                                                               2,595,436                     11.2


Dimensional Fund Advisors Inc. (3)
     1299 Ocean Avenue, 11th Floor
     Santa Monica, CA  90401                                                         1,656,800                     7.16

Directors and Executive Officers

John C. Bolger (4)                                                                      17,695                        *

William A. Hasler (4)                                                                   35,695                        *

Norman E. Friedmann, Ph.D. (4)                                                          46,639                        *

Donald Green (4)                                                                        29,237                        *

Yasushi Furukawa (4)                                                                    15,000                        *

Ira Rotenberg (4)                                                                      138,998                        *

Peter Buckner (4)                                                                      169,730                        *

Ellen Ahearn  (5)                                                                       35,400                        *

All directors and named executive officers as a group (eight persons) (6)              488,394                     2.11
Note regarding past Directors and Executive Officers (7)

-----------------------------------------------
*    Less than 1%

(1) Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 2001 by the State of Wisconsin Investment Board ("Wisconsin"). Wisconsin has the sole power to vote and dispose of all 3,134,600 shares.
(2) Based on a Schedule 13G filed with the Securities and Exchange Commission on January 23, 2001 by Intrinsic Value Asset Management, Inc. ("Intrinsic"). Intrinsic has the sole power to vote and dispose of all 2,595,436 shares.
(3) Based on a Schedule 13G filed with the Securities and Exchange Commission on February 2, 2001 by Dimensional Fund Advisors Inc. ("Dimensional"). Dimensional has the sole power to vote and dispose of all 1,656,800 shares
(4) Includes shares issuable upon exercise of options to purchase the Company's Common Stock under the Company's stock option plans that are exercisable within 60 days of January 17, 2001.
(5) Ellen Ahearn resigned her position as Vice President - Finance and Administration, Secretary, and Treasurer on March 9, 2001.
(6) Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of January 17, 2001 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder's name. Percentage ownership is based on 23,144,219 shares of Common Stock outstanding on January 17, 2001.

(7) Mr. Wagner and Dr. Messerschmitt resigned from their positions with the Board prior to the May 11, 2000 Board of Directors meeting. Arthur H. Wilder resigned his position as Chief Financial Officer, Secretary, and Treasurer effective October 6, 2000 and Ellen Ahearn was promoted to Vice President - Finance and Administration, Secretary, and Treasurer. Ellen Ahearn resigned her position on March 9, 2001 and Kenneth E. Elmer was hired as Chief Financial Officer, Secretary, and Treasurer on March 12, 2001.

                          COMPENSATION COMMITTEE REPORT

The report of the Compensation Committee (the "Committee") shall not be deemed incorporated by reference by any general statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 and shall not be otherwise deemed filed under such Acts.

The Company's compensation program is reevaluated annually. The program, designed to encourage teamwork and cooperation and to motivate key personnel, establishes a base salary for each executive with annual cash incentives to be paid based on attainment of defined performance goals. The overall structure of the plan is the same for corporate staff, functional leaders, and other key personnel in that specific targets are set for each individual. The target bonus (up to 30% of salary) is paid to an individual achieving expected performance. Higher percentages may be paid for extraordinary performance.

The annual targets are set by the Committee based on recommendations from members of executive management at the end of the previous year and include between two and five specific performance measures focused in the individual's area of responsibility. The performance of executive officers is measured based on overall Company performance, including earnings per share. All compensation awarded is at the discretion of the Board of Directors.

The Committee recognizes that stock options are considered a standard component of competitive compensation packages throughout the industry. As part of the Company's longer-term incentive compensation program, generally all key employees, including executive officers, are eligible for awards under the Company's 1991 Stock Incentive Plan, which permits the grant of stock options or restricted stock. As the options provide value to the owner only when the price of the Company's stock increases above the grant price of the options, senior management attains the perspective of a shareholder with regard to the Company's financial position. Stock option grants are based on a median competitive grant level dependent only on a threshold level of corporate performance. Stock options are generally granted at a price equal to the fair market value on the date of the grant. The Committee has the authority to grant additional options at year-end (within ranges established at the beginning of the year) for individuals believed to have exhibited extraordinary performance during the year.

Senior management also participates in Company-wide employee benefit plans, including the Company's Profit Sharing/401(k) Plan. Benefits under these plans are not dependent upon individual performance.

The Committee believes that executive compensation should not only be within competitive norms, but also be highly related to individual and corporate performance. The 2001 base salaries for the executive officers were established at a meeting of the Compensation Committee of the Board of Directors held on February 6, 2001 based upon the Company's 2000 performance.

                                                          Compensation Committee

                                                          Norman E. Friedmann
                                                          William A. Hasler

February 6, 2001

                             Executive Compensation

The following table sets forth certain information with respect to stock option grants during fiscal years ended December 31, 2000, 1999, and 1998 to the Company's Chief Executive Officer and the Company's other most highly compensated executive officers (collectively, the "Named Executive Officers"), two individuals who were appointed as executive officers in October of 2000, an individual who served as the Company's Vice President - Finance and Administration during part of 2000, another individual who served as Chief Financial Officer during part of 2000, an individual who served as the Company's Chief Executive Officer during part of 1999 and an individual who was one of the Company's most highly compensated executive officers, but was not serving as an executive officer at the end of 1999 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                  Long-Term
                                                           Annual Compensation               Compensation Awards
                                               ------------------------------------------    --------------------
                                                                                             Number of Securities
                                                                             Other Annual         Underlying            All Other
Name and Principal Position          Year      Salary($)      Bonus($)     Compensation($)    Options/SARs(#)(1)     Compensation($)
---------------------------          ----      ----------     --------     --------------     ------------------     ---------------
Yasushi Furukawa                     2000       100,481 (3)   156,000 (4)      19,500 (5)          750,000 (6)           5,024 (7)
   President and Chief  Executive
   Officer(2)

Ira Rotenberg                        2000       188,458          ---             ---                60,000              12,090 (9)
   Chief Solutions Officer(8)        1999       153,000          ---             ---                26,750              11,188 (9)
                                     1998       142,000         7,500            ---                 8,500              46,212 (9)
                                                                                                                        13,585 (10)

Peter Buckner                        2000       179,167          ---             ---                50,000               5,250 (7)
Chief Technology Officer(11)                                                                                            21,796 (12)
                                     1999       148,750          ---             ---                31,000               5,000 (7)
                                     1998       136,000         5,500            ---                 7,500               5,000 (7)
                                                                                                                        15,797 (9)

Ellen Ahearn                         2000       137,628          ---             ---                80,000               2,332 (7)
   Former Vice President -           1999        47,538          ---             ---                20,000                 127 (7)
   Finance and Administration,
   Secretary, and Treasurer(13)

Norman E. Friedmann                  2000       298,676 (15)     ---             ---                 5,000 (17)            ---
   Former Acting President and       1999         4,125 (15)     ---             ---                 5,000 (17)            ---
   Chief Executive Officer(14)       1998        69,024 (16)     ---             ---                31,500 (17)            ---

Arthur H. Wilder                     2000       173,250 (19)     ---             ---                40,000               5,250 (7)
   Former Chief Financial            1999       171,875          ---             ---                40,000               5,000 (7)
   Officer, Secretary, and           1998       165,000          ---             ---                 ---                 5,000 (7)
   Treasurer(18)

Ram A. Banin, Ph.D.                  2000       273,438 (21)     ---             ---                 ---                 5,250 (7)
   Former President and Chief                                                                                          145,337 (12)
   Executive Officer(20)             1999       249,479          ---             ---               120,000               5,000 (7)
                                     1998       250,000          ---             ---                 ---                 5,000 (7)

Two new Executive Officers (22)
-------------------------------

(1)  Reflects options only. No SARs have been issued.

(2) Mr. Furukawa joined TCSI on August 7, 2000, as President, Chief Executive Officer, and a member of the Board of Directors. Mr. Furukawa's employment agreement, dated August 7, 2000, was incorporated by reference to Exhibit
     10.36 in Form 10-Q, filed November 14, 2000.
(3) This amount is based on an annual salary of $250,000 as stipulated in Mr. Furukawa's employment agreement.
(4) This amount represents a sign-on bonus pursuant to Mr. Furukawa's employment agreement.
(5) This amount represents a housing allowance for three months, based on $6,500 per month, and is not to exceed a total of $156,000, as pursuant to Mr. Furukawa's employment agreement. It commenced in October, when Mr. Furukawa took up occupancy in permanent housing in California.
(6) This amount represents options granted as part of Mr. Furukawa's employment agreement. On January 1, 2001, Mr. Furukawa was granted an additional 50,000 options pursuant to his employment agreement.
(7) These amounts represent the amounts accrued for the Company's contributions to the Company's Profit Sharing/401 (k) Plan for 2000, 1999, and 1998, respectively and allocated to the named executive officers, except with respect to Dr. Friedmann, who is not eligible to participate in such Plan.
(8) Mr. Rotenberg joined TCSI on July 22, 1991 and was appointed as an Executive Officer of TCSI effective October 26, 2000.
(9)  This amount represents commissions received in the respective years noted.
(10) This amount represents non-taxable qualified moving expenses paid by TCSI on behalf of Mr. Rotenberg.
(11) Mr. Buckner joined TCSI on October 30, 1985 and was appointed as an Executive Officer of TCSI effective October 26, 2000.
(12) This amount represents taxable ordinary income in 2000 attributable to gains on exercises of options and subsequent sales of shares pursuant to the TCSI Stock Incentive Plan.
(13) Ms. Ahearn joined TCSI on August 9, 1999 and was promoted to Vice President
     - Finance and Administration, Secretary, and Treasurer on October 6, 2000. Ms Ahearn resigned her position effective March 9, 2001. See Note 22 below for hiring replacement.
(14) Dr. Friedmann was appointed Acting President and Chief Executive Officer effective December 20, 1999, and served in that capacity up until August 7, 2000, at which time Yasushi Furukawa was hired as President, Chief Executive Officer and a member of the Board of Directors. Dr. Friedmann's agreement for Consulting Services as Interim President and Chief Executive Officer was incorporated by reference to Exhibit 10.34 in Form 10-K, filed March 30, 2000.
(15) The amount noted under the "Salary" heading for 1999 and 2000 for Dr. Friedmann represent fees paid to him for his service in the capacity of Acting President and Chief Executive Officer.
(16) This amount represents consulting fees paid to Dr. Friedmann for his services to the Company.
(17) This represents options granted pursuant to the Company's Outside Director's Stock Option Plan.
(18) Mr. Wilder joined TCSI on November 21, 1997 and resigned his position as Chief Financial Officer, Secretary, and Treasurer effective October 6, 2000. Mr. Wilder's Separation Agreement and Release dated October 6, 2000, was incorporated by reference to Exhibit 10.37 in Form 10-Q, filed November 14, 2000.
(19) This amount includes two and a half-month's of severance pay, commencing in mid-October, pursuant to Mr. Wilder's Separation Agreement and Release. The total severance awarded was five and a half months and will be effective until the close of business on March 20, 2001.
(20) Dr. Banin was appointed as Chief Executive Officer and elected to serve on TCSI's Board of Directors effective July 1, 1997. Dr. Banin resigned as Director, President and Chief Executive Officer effective December 17, 1999. Dr. Banin's Settlement Agreement and Release, dated December 17, 1999, was incorporated by reference to Exhibit 10.33 in form 10-K, filed March 30, 2000.
(21) This amount represents severance payments pursuant to Dr. Banin's Settlement Agreement and Release, dated December 17, 1999.
(22) Dr. James Storey, Chief Scientist, joined TCSI on November 10, 1986 and was appointed as an Executive Officer of TCSI effective January 1, 2001. Mr. Kenneth Elmer joined TCSI on March 12, 2001 in the position of Chief Financial Officer, Secretary, and Treasurer.

            OPTION/SAR GRANTS IN FISCAL YEAR ENDED DECEMBER 31, 2000

The following table sets forth certain information regarding options granted during fiscal year 2000 to certain of the Named Executive Officers.

                                                              % of Total
                                                           Options Granted                                      Total Grant
                             Number of Securities          To Employees in       Exercise     Expiration       Date Present
         Name             Underlying Options Granted         Fiscal Year           Price         Date            Value(1)
         ----             --------------------------         -----------           -----         ----            --------
Yasushi Furukawa                   750,000                      39.3%              $1.50      08/07/06         $1,327,500

Ira Rotenberg                       60,000                       3.1%              $2.93      01/01/06         $  106,200

Peter Buckner                       50,000                       2.6%              $2.93      01/01/06         $   88,500

Ellen Ahearn                        30,000                       1.6%              $2.93      06/09/01 (2)     $   53,100
                                    50,000                       2.6%              $1.03      03/09/01 (3)           ---

Arthur H. Wilder                    40,000                       2.1%              $2.93      06/20/01 (4)     $   70,800

Note regarding options granted to Norman E. Friedmann (5).

------------------------
(1) The hypothetical present values on the grant date were calculated under the Black-Scholes option pricing model, which is a mathematical formula used to value options traded on stock exchanges. The formula considers a number of assumptions in hypothesizing an option's present value. Assumptions used to value the options include the stock's expected volatility rate of 1.490%, projected dividend yield of 0%, a risk-free interest rate of return of 6.33%, and a projected time of exercise of approximately three years. The weighted average grant date fair value of options granted during 2000 was $1.77. The ultimate realizable value of an option will depend on the actual market value of the Common Stock on the date of exercise as compared to the exercise price of the option. Consequently, there is no assurance that the hypothetical present value of the stock options reflected in this table will be realized.
(2) Due to Ms. Ahearn's resignation effective March 9, 2001, these vested shares expire within three months of her termination date.
(3) Due to Ms. Ahearn's resignation effective March 9, 2001, these unvested shares expire on her termination date.
(4) Due to Mr. Wilder's Separation Agreement and Release, which provided for extension of vesting privileges up to March 20, 2001, these vested shares expire within three months of that extension period.
(5) The options granted to Dr. Friedmann were pursuant to the Company's Outside Director's Stock Option Plan. For the year ended December 31, 2000, 5,000 options or 25% were granted to Dr. Friedmann, out of the total amount granted of 20,000 options to all directors. The exercise price and expiration date were $5.95 and February 14, 2005, respectively. The weighted average grant date fair value of options granted during 2000 pursuant to the Company's Outside Director's Stock Option Plan was $2.12. The total grant date fair value at December 31, 2000 was $10,600.

              AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR ENDED
                     DECEMBER 31, 2000 AND OPTION/SAR VALUES

                                                                   Number of Securities
                                                                  Underlying Unexercised            Value of Unexercised
                                  Shares                              Options/SARs at           In-the-Money Options/SARs at
                                Acquired on        Value          December 31, 2000(1)(#)          December 31, 2000(1)($)
            Name               Exercise (#)     Realized ($)     Exercisable/Unexercisable      Exercisable/Unexercisable(2)
            ----               ------------     ------------     -------------------------      ----------------------------
Yasushi Furukawa                    --               --                  0/750,000                          $0/$0

Ira Rotenberg                       --               --               115,876/31,124                        $0/$0

Peter Buckner                      5,250          $32,406              87,626/32,124                        $0/$0

Ellen Ahearn                        --               --                35,000/65,000                     $0/$51,500

Norman E. Friedmann                 --               --                45,347/6,153                         $0/$0

Arthur H. Wilder                    --               --               142,500/47,500                        $0/$0

Ram A. Banin, Ph.D.               30,000          $209,651            650,000/140,000                       $0/$0

--------------------
(1)      No SARs have been issued
(2)      The Market closing price at December 29, 2000 was $1.375.


                                                   TEN-YEAR OPTION/SAR REPRICINGS

                                                                                                                       Length of
                                                                                                                   Original Option
                                                                      Market Price                                  Term Remaining
                                                      Number of        of Stock at        Exercise                    at Date of
                                                  Options/SARs (1)       Time of       Price at Time       New       Repricing or
                                                    Repriced or       Repricing or     of Repricing     Exercise       Amendment
Name and Principal Position         Date            Amended (#)        Amendment       or Amendment       Price          (yrs.)
------------------------------   -----------  ------------------  ---------------  ---------------  -----------  ------------------
Ram A. Banin, Ph.D.,              1/28/97             75,000           $ 6.625           $ 11.1667        $ 6.625           4.9
   President and CEO (2)

---------------------------
(1)  No SARs have been issued.
(2) On January 13, 1997, the Board of Directors approved an exchange of outstanding stock options for new options with an exercise price equal to the fair market value of the Company's Common Stock on January 28, 1997. This exchange offer was open to all employees of the Company. The new options were issued January 28, 1997 with a six-year life. Executive options vest at 25 percent per year for four years; non-executive options vest 50 percent the first year, then 25 percent each year thereafter until fully vested.

           COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG TCSI
       CORPORATION, NASDAQ MARKET INDEX AND THE NASDAQ TOTAL RETURN INDEX
                     FOR COMPUTER & DATA PROCESSING SERVICES


The Comparison Stock Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy
Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts. The following graph assumes $100 invested on December 31, 1995. The graph further assumes all dividends are reinvested. The comparison indices utilized are the Nasdaq CRSP Total Return Index for the Nasdaq Stock Market, U.S. companies (the "Nasdaq Market Index") and the Nasdaq CRSP Total Return Index for Computer & Data Processing Services, SIC 737 (the "Peer Group"). Historic stock price performance should not be considered indicative of future stock price performance.


                 [GRAPHIC-GRAPH PLOTTED TO POINTS LISTED BELOW]


                                                         Cumulative Total Return
                                      -----------------------------------------------------------
                                         12/95     12/96     12/97     12/98     12/99     12/00
TCSI CORPORATION                        100.00     50.68     64.86     16.98     25.85     11.15
NASDAQ STOCK MARKET (U.S.)              100.00    123.04    150.69    212.51    394.92    237.62
NASDAQ COMPUTER & DATA PROCESSING       100.00    123.41    151.61    270.52    594.39    274.91


           Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Dr. Friedmann and Mr. Hasler. Dr. Friedmann was appointed President and Chief Executive Officer of the Company on December 20, 1999, following the resignation of Dr. Banin, and served in that capacity up until August 7, 2000, at which time Yasushi Furukawa was hired as President, Chief Executive Officer and a member of the Board of Directors. Except as previously disclosed in the Summary Compensation Table on page 11, Dr. Friedmann did not receive any additional compensation nor did he have any other transactions with the Company in 2000. Mr. Hasler is not an officer or employee of the Company. No interlocking relationship exists between any member of the Company's Compensation Committee and any member of any other company's board of directors or compensation committee.

                              Shareholder Proposals

Proposals of shareholders that are intended to be presented at the Company's 2002 Annual Meeting of Shareholders must be received by the Company no later than December 4, 2001. These proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

             Section 16(a) Beneficial ownership reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 and Securities and Exchange Commission regulations requires the Company's directors, certain officers and greater than ten percent stockholders to file initial reports of ownership of Common Stock and equity securities of the Company on Form 3 and changes in ownership of Common Stock and equity securities of the Company on Forms 4 or 5 with the Securities and Exchange Commission. The Company undertakes to file such forms on behalf of the reporting person pursuant to a power of attorney given to certain attorneys-in-fact. Such reporting officers, directors and ten-percent stockholders are also required by Securities and Exchange Commission rules to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of copies of such reports received or written representations that no other reports were required from such executive officers, directors and ten percent stockholders, the Company believes that all
Section 16(a) filing requirements applicable to its directors, executive officers and greater than ten percent stockholders were complied with during fiscal year 2000.

Annual Report To Shareholders

The Company's Annual Report on Form 10-K accompanies this Proxy Statement.


Other Business

The Board of Directors knows of no other matters to be presented at the Annual Meeting, but if any other matters should properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote the same in accordance with their best judgment.

                                              By Order of the Board of Directors

                                              /s/ Kenneth E. Elmer
                                              --------------------
                                              Kenneth E. Elmer
                                              Chief Financial Officer,
                                              Secretary, and Treasurer

April 4, 2001

EXHIBIT A                  TCSI CORPORATION  2001 STOCK INCENTIVE PLAN
---------



1. Purposes of the Plan. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company's business.

2.  Definitions. As used herein, the following definitions shall apply:

         (a) "Administrator" means the Board or any of the Committees appointed to administer the Plan.

         (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

         (c) "Applicable Laws" means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

         (d) "Award" means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Performance Unit, Performance Share, or other right or benefit under the Plan.

         (e) "Award Agreement" means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

         (f) "Board" means the Board of Directors of the Company.

         (g) "Change in Control" means the determination by the Board of Directors (as it is comprised immediately prior to either of the following transactions) in its absolute discretion that one of the following transactions has occurred and should be deemed to constitute a Change in Control:

               (i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offer or do not recommend such stockholders accept, or

               (ii) a change in the composition of the Board over a period of twenty-four (24) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

         (h) "Code" means the Internal Revenue Code of 1986, as amended.

         (i)  "Committee"  means  any  committee   appointed  by  the  Board  to
administer the Plan.

         (j) "Common Stock" means the common stock of the Company.

         (k) "Company" means TCSI Corporation, a Nevada corporation.

         (l) "Consultant" means any person (other than an Employee or a Director, solely with respect to rendering services in such person's capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

         (m) "Continuing Directors" means members of the Board who either (i) have been Board members continuously for a period of at least twenty-four (24) months or (ii) have been Board members for less than twenty-four (24) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

         (n) "Continuous Service" means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds ninety (90) days, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such ninety (90) day period.

(o)      "Corporate Transaction" means any of the following transactions:

               (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

               (ii)  the  sale,   transfer  or  other   disposition  of  all  or
substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations);

               (iii) approval by the Company's shareholders of any plan or proposal for the complete liquidation or dissolution of the Company;

               (iv) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

               (v) acquisition by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities (whether or not in a transaction also constituting a Change in Control), but excluding any such transaction that the Administrator determines shall not be a Corporate Transaction.

         (p) "Covered Employee" means an Employee who is a "covered employee" under Section 162(m)(3) of the Code.

         (q) "Director" means a member of the Board or the board of directors of any Related Entity.

         (r) "Disability" means a Grantee would qualify for benefit payments under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, "Disability" means that a Grantee is permanently unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

         (s) "Dividend Equivalent Right" means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

         (t) "Employee" means any person, including an Officer or Director, who is an employee of the Company or any Related Entity. The payment of a director's fee by the Company or a Related Entity shall not be sufficient to constitute "employment" by the Company.

         (u) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (v) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

               (i) Where there exists a public market for the Common Stock, the Fair Market Value shall be (A) the closing price for a Share for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or the Nasdaq National Market, whichever is applicable or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the Nasdaq Small Cap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

               (ii) In the absence of an established market for the Common Stock of the type described in (i), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

         (w) "Grantee" means an Employee, Director or Consultant who receives an Award pursuant to an Award Agreement under the Plan.

         (x) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

         (y) "Non-Qualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

         (z) "Officer" means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

               (aa) "Option" means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

               (bb) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

               (cc)  "Performance  -  Based   Compensation"  means  compensation
qualifying as "performance-based compensation" under Section 162(m) of the Code.

               (dd) "Performance Shares" means Shares or an Award denominated in Shares which may be earned in whole or in part upon attainment of performance criteria established by the Administrator.

               (ee) "Performance Units" means an Award which may be earned in whole or in part upon attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

               (ff) "Plan" means this 2001 Stock Incentive Plan.

               (gg) "Related Entity" means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

               (hh) "Related Entity Disposition" means the sale, distribution or other disposition by the Company, a Parent or a Subsidiary of all or substantially all of the interests of the Company, a Parent or a Subsidiary in any Related Entity effected by a sale, merger or consolidation or other transaction involving that Related Entity or the sale of all or substantially all of the assets of that Related Entity, other than any Related Entity Disposition to the Company, a Parent or a Subsidiary.

               (ii) "Restricted Stock" means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

               (jj) "Retirement" means retirement from Continuous Service with the Company or a Related Entity on or after the age of sixty-five (65) years, unless the Administrator provides for a different retirement age in the Grantee's Award Agreement.

               (kk) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

               (ll) "SAR" means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

               (mm) "Share" means a share of the Common Stock.

               (nn) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.
-----------------------------

          (a) Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is 2,500,000 Shares, increased by (i) any Shares that remain available for grant under the Company's 1991 Stock Incentive Plan as of May 10, 2001, (ii) any Shares that are represented by Awards under the Company's 1991 Stock Incentive Plan that are forfeited, expire or are cancelled without delivery of the Shares or which result in forfeiture of the Shares back to the Company on or after May 10, 2001, and (iii) an annual increase to be added on the first day of the Company's fiscal year beginning in 2002 equal to 750,000 Shares or a lesser number of Shares determined by the Administrator. Notwithstanding the foregoing, subject to the provisions of Section 10, below, of the number of Shares specified above, the maximum aggregate number of Shares available for grant of Incentive Stock Options shall be 2,500,000 Shares, plus an annual increase to be added on the first day of the Company's fiscal year beginning in 2002 equal to 750,000 Shares or a lesser number of Shares determined by the Administrator, and the maximum aggregate number of Shares available for Awards of Restricted Stock is 500,000 Shares. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

          (b) Any Shares covered by an Award (or portion of an Award) which is forfeited or canceled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

4. Administration of the Plan.
------------------------------

(a) Plan Administrator.
----------------------

               (i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

               (ii) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by
(A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

               (iii) Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more
Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the "Administrator" or to a "Committee" shall be deemed to be references to such Committee or subcommittee.

               (iv) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

          (b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

               (i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

               (ii) to determine whether and to what extent Awards are granted hereunder;

               (iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

               (iv) to approve forms of Award Agreements for use under the Plan;

               (v) to determine the terms and conditions of any Award granted hereunder;

               (vi) to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee's rights under an outstanding Award shall not be made without the Grantee's written consent;

               (vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan, including without limitation, any notice of Award or Award Agreement, granted pursuant to the Plan;

               (viii) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

               (ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

5.  Eligibility.
----------------

Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company, a Parent or a Subsidiary. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

6. Terms and Conditions of Awards.
---------------------------------

          (a) Type of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) an Option, a SAR or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Shares. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Dividend Equivalent Rights, Performance Units or Performance Shares, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

          (b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is granted.

          (c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total stockholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

          (d) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

          (e) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

          (f) Award Exchange Programs. The Administrator may establish one or more programs under the Plan to permit selected Grantees to exchange an Award under the Plan for one or more other types of Awards under the Plan on such terms and conditions as determined by the Administrator from time to time.

          (g) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

          (h) Individual Option and SAR Limit. The maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any fiscal year of the Company shall be 750,000 Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation with respect to a Grantee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Grantee.

          (i) Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Award shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

          (j) Transferability of Awards. Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee; provided, however, that the Grantee may designate a beneficiary of the Grantee's Award in the event of the Grantee's death on a beneficiary designation form provided by the Administrator.

          (k) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

7. Award Exercise or Purchase Price, Consideration and Taxes.
-------------------------------------------------------------

          (a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

               (i) In the case of an Incentive Stock Option:

                   (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

                   (B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

               (ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant.

               (iii) In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

               (iv) In the case of other Awards, such price as is determined by the Administrator.

               (v) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the principles of Section 424(a) of the Code.

          (b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

               (i) cash;

               (ii) check;

               (iii) delivery of Grantee's promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines as appropriate, provided that the following terms and conditions shall apply:

                   (A) No promissory note shall exceed the sum of (I) the aggregate purchase price payable pursuant to the Award with respect to which the promissory note is made, plus (II) the amount of the reasonably estimated income taxes payable by the Grantee with respect to the Award. In no event may any such promissory note exceed the Fair Market Value, at the date of exercise or acquisition (determined without regard to the restrictions set forth in any Restricted Stock Award), of any such shares of Common Stock acquired upon such exercise or acquisition.

                   (B) No promissory note shall have an initial term exceeding five years; provided, however, that such promissory notes shall be renewable at the discretion of the Committee. Notwithstanding the foregoing, any such loan shall become immediately due and payable in full, at the option of the Company, upon termination of Continuous Service of the Grantee for any reason.

                   (C) Promissory notes may be satisfied by a Grantee in cash or, with the consent of the Committee, in whole or in part by the transfer of shares of Common Stock, the Fair Market Value of which on the date of such transfer is equal to the amount payable on the promissory note.

                   (D) Promissory notes made under the Plan shall be with full recourse against the Grantee to whom the loan is made and shall be secured by a pledge of shares with a Fair Market Value of not less than the principal amount of the promissory note at the time the loan is made. The Company shall retain physical possession of the stock certificates evidencing the shares so pledged together with a duly executed stock power for such shares. After partial repayment of the promissory note, pledged shares of Common Stock no longer required as security may be released pursuant to the terms of the Award to the Grantee;

               (iv) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

               (v) with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

               (vi) any combination of the foregoing methods of payment.

          (c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award, the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

8. Exercise of Award.
---------------------

(a) Procedure for Exercise; Rights as a Stockholder.
----------------------------------------------------

               (i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

               (ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(v). Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 10, below.

(b) Exercise of Award Following Termination of Continuous Service.
-----------------------------------------------------------------

               (i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee's Continuous Service only to the extent provided in the Award Agreement.

               (ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee's Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

               (iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee's Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

9. Conditions Upon Issuance of Shares.
--------------------------------------

          (a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10. Adjustments Upon Changes in  Capitalization.
------------------------------------------------
Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any fiscal year of the Company, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar event affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock to which Section 424(a) of the Code applies or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11. Corporate Transactions/Changes in Control/Related Entity Dispositions.
--------------------------------------------------------------------------
Except as may be provided in an Award Agreement:

          (a) Except as provided otherwise in an individual Award Agreement, in the event of a Corporate Transaction each Award which is at the time outstanding under the Plan shall automatically become fully vested and exercisable and be released from any restrictions on transfer (other than transfer restrictions applicable to Options) and repurchase or forfeiture rights, immediately prior to the specified effective date of such Corporate Transaction, for all of the Shares at the time represented by such Award if the Award is not assumed by the successor corporation or the Parent thereof in connection with the Corporate Transaction. For the purposes of accelerating the vesting and the release of restrictions applicable to Awards pursuant to this subsection (but not for purposes of termination of such Awards), the Award shall be considered assumed if, in connection with the Corporate Transaction, the Award is replaced with a comparable Award with respect to shares of capital stock of the successor corporation or Parent thereof or is replaced with a cash incentive program of the successor corporation or Parent thereof which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such Award. The determination of Award comparability above shall be made by the Administrator and its determination shall be final, binding and conclusive. Effective upon the consummation of the Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate if the Awards are, in connection with the Corporate Transaction, assumed by the successor corporation or Parent thereof.

          (b) In the event of a Change in Control (other than a Change in Control which also is a Corporate Transaction), each Award which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any restrictions on transfer (other than transfer restrictions applicable to Options) and repurchase or forfeiture rights, immediately prior to the specified effective date of such Change in Control, for all of the Shares at the time represented by such Award.

          (c) Effective upon the consummation of a Related Entity Disposition, for purposes of the Plan and all Awards, the Continuous Service of each Grantee who is at the time engaged primarily in service to the Related Entity involved in such Related Entity Disposition shall be deemed to terminate and each Award of such Grantee which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any restrictions on transfer (other than transfer restrictions applicable to Options) and repurchase or forfeiture rights for all of the Shares at the time represented by such Award and be exercisable in accordance with the terms of the Award Agreement evidencing such Award. However, such Continuous Service shall not be deemed to terminate if such Award is, in connection with the Related Entity Disposition, assumed by the successor entity or its Parent. In addition, such Continuous Service shall not be deemed to terminate and an outstanding Award under the Plan shall not so fully vest and be exercisable and released from such limitations if and to the extent: (i) such Award is, in connection with the

Related Entity Disposition, either to be assumed by the successor entity or its parent or to be replaced with a comparable Award with respect to interests in the successor entity or its parent or (ii) such Award is to be replaced with a cash incentive program of the successor entity which preserves the compensation element of such Award existing at the time of the Related Entity Disposition and provides for subsequent payout in accordance with the same vesting schedule applicable to such Award. The determination of Award comparability above shall be made by the Administrator.

          (d) The portion of any Incentive Stock Option  accelerated  under this
Section 11 in connection with a Corporate Transaction, Change in Control or Related Entity Disposition shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the accelerated excess portion of such Option shall be exercisable as a Non-Qualified Stock Option.

12.  Effective Date and Term of Plan.
-------------------------------------
The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Section 17, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

13. Amendment, Suspension or Termination of the Plan.
----------------------------------------------------

          (a) The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

          (b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

          (c) Any amendment, suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

14. Reservation of Shares.
--------------------------

          (a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

          (b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15. No Effect on Terms of Employment/Consulting Relationship.
-------------------------------------------------------------
The Plan shall not confer upon any Grantee any right with respect to the Grantee's Continuous Service, nor shall it interfere in any way with his or her right or the Company's right to terminate the Grantee's Continuous Service at any time, with or without cause.

16. No Effect on Retirement  and Other  Benefit  Plans.
-------------------------------------------------------
Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

17.  Stockholder  Approval.
---------------------------
The grant of Incentive Stock Options under the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted excluding Incentive Stock Options issued in substitution for outstanding Incentive Stock Options pursuant to Section 424(a) of the Code. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. The Administrator may grant Incentive

Stock Options under the Plan prior to approval by the stockholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable. In the event that stockholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted under the Plan shall be exercisable as Non-Qualified Stock Options.

EXHIBIT B

                         CHARTER FOR THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS
                                       OF
                                TCSI CORPORATION

PURPOSE:

The purpose of the Audit Committee of the Board of Directors of TCSI Corporation (the "Company") shall be:

     o to provide oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

     o to provide the Company's Board of Directors with the results of its monitoring and recommendations derived therefrom;

     o   to nominate to the Board of Directors independent auditors to audit the
         Company's   financial   statements   and  oversee  the  activities  and
         independence of the auditors; and

     o to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors.

The Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

MEMBERSHIP:

The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors. The members will meet the following criteria:

     1. Each member will be an independent director, in accordance with the Nasdaq National Market Audit Committee requirements;

     2. Each member will be able to read and understand fundamental financial statements, in accordance with the Nasdaq National Market Audit Committee requirements; and

     3. At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES:

The responsibilities of the Audit Committee shall include:

     o Providing oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;
     o Recommending the selection and, where appropriate, replacement of the independent auditors to the Board of Directors;
     o   Reviewing fee arrangements with the independent  auditors;
     o Reviewing the independent auditors' proposed audit scope, approach and independence;
     o Reviewing the performance of the independent auditors, who shall be accountable to the Board of Directors and the Audit Committee;
     o Requesting from the independent auditors of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independent Standards Board Standard No. 1, and engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors;
     o Directing the Company's independent auditors to review before filing with the SEC the Company's interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;
     o Discussing with the Company's independent auditors the matters required to be discussed by Statement on Accounting Standard No. 61, as it may be modified or supplemented;
     o Reviewing with management, before release, the audited financial statements and Management's Discussion and Analysis in the Company's Annual Report on Form 10-K;

     o Providing a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e) (3) of
         Schedule 14A;
     o Reviewing the Audit Committee's own structure, processes and membership requirements;
     o Reviewing the performance of management and operating personnel under the Company's business practices code of ethics;
     o Reviewing insurance programs from the standpoint of possible gaps and exposures as well as coverage for fraud;
     o Reviewing the scope of the Company's annual Employee Benefit Plans audits; and
     o Performing such other duties as may be requested by the Board of Directors.

MEETINGS:

The Audit Committee will meet at least once a year. In addition, a committee member, preferably the Chairman, shall review with management and the independent auditors, the Company's quarterly financial results prior to their public release. The Audit Committee will meet separately with the independent auditors as well as members of the Company's management as it deems appropriate in order to review the financial controls of the Company.

MINUTES:

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS:

Apart from the report prepared pursuant to Item 306 of Regulation S-K and Item 7(e) (3) of Schedule 14A, the Audit Committee will summarize its examinations and recommendations to the Board from time to time as may be appropriate, consistent with the Committee's charter.

   PLEASE MARK VOTES
X  AS IN THIS EXAMPLE

                                REVOCABLE PROXY
                                TCSI CORPORATION

  This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Items 1, 2 and 3. This proxy is solicited on behalf of the Board of
                         Directors of TCSI Corporation.

     All matters to be acted upon herein are proposed by TCSI Corporation.

     The undersigned hereby appoints Yasushi Furukawa and Kenneth Elmer as proxies for the undersigned, with full power of substitution, to act and vote all the shares of Common Stock of TCSI Corporation held of record by the undersigned on March 16, 2001, at the annual meeting of shareholders to be held on Thursday, May 10, 2001, or any adjournment thereof.




                                       _________________________________________
  Please be sure to sign and date      Date
   this Proxy in the box below.
________________________________________________________________________________



________Stockholder sign above_________Co-holder (if any) sign above____________


     1.   Election of Directors duly nominated:

          John C. Bolger, Norman E. Friedmann, Ph.D., Yasushi Furukawa, Donald Green, William A. Hasler

                                                   For All
                  For            Withhold          Except
                  [_]              [_]               [_]


INSTRUCTION: To withhold authority to vote for any of the individual nominees, mark "For All Except" and write the names of those nominees excluded in the space provided below.

--------------------------------------------------------------------------------

     2.   Approve the Adoption of the 2001 Stock Incentive Plan.


                  For           Against          Abstain
                  [_]             [_]              [_]

     3. Proposal to ratify the Appointment of Ernst & Young LLP as independent auditors.


                  For           Against          Abstain
                  [_]             [_]              [_]

     4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


=> Detach above card, sign, date and mail in postage paid envelope provided. =>

                                TCSI CORPORATION

--------------------------------------------------------------------------------
NOTE: Please sign your name or names exactly as set forth hereon. For jointly owned shares, each owner should sign. If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which you are acting. Proxies executed by corporations should be signed by a duly authorized officer.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY
--------------------------------------------------------------------------------


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